Exhibit 10.429

ASSIGNMENT OF CONTRACT

This ASSIGNMENT OF CONTRACT (the “Assignment”) is made and entered into this 26 day of October 2004 by INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Assignor”) and INLAND WESTERN GURNEE, L.L.C., a Delaware limited liability company (“Assignee”).

Assignor does hereby sell, assign, transfer, set over and convey unto Assignee all of its right, title and interest as Purchaser under that certain Agreement of Purchase and Sale dated as of October 5, 2004, as amended, and entered into by Rubloff Gurnee Town Centre, L.L.C., an Illinois limited liability company, as Seller, and Assignor, as Purchaser (collectively, the “Agreement”), solely as the Agreement applies to the sale and purchase of the property described by the Agreement, located in Gurnee, Illinois, and known as Gurnee Town Centre.

Assignor represents and warrants that it is the Purchaser under the Agreement, and that it has not sold, assigned, transferred, or encumbered such interest in any way to any other person or entity. By acceptance hereof, Assignee accepts the foregoing Assignment and agrees, from and after the date hereof, to (i) perform all of the obligations of Purchaser under the Agreement, and (ii) indemnify, defend, protect and hold Assignor harmless from and against all claims and liabilities arising under the Agreement.

ASSIGNOR:

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:	/s/ G. Joseph Cosenza
Name:	G. JOSEPH COSENZA
Title:	PRESIDENT

ASSIGNEE:

INLAND WESTERN GURNEE, L.L.C., a Delaware limited liability company

By:	Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ Debra A. Palmer
	Name:	Debra A. Palmer
	Title:	Asst Secretary